UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 26, 2017 (April 28, 2017)

MACK-CALI REALTY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland	1-13274	22-3305147
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Harborside 3, 210 Hudson St., Ste. 400

Jersey City, New Jersey, 07311

(Address of Principal Executive Offices) (Zip Code)

(732) 590-1010

(Registrant’s telephone number, including area code)

MACK-CALI REALTY, L.P.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-57103	22-3315804
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Harborside 3, 210 Hudson St., Ste. 400

Jersey City , New Jersey, 07311

(Address of Principal Executive Offices) (Zip Code)

(732) 590-1010

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 26, 2017, Roseland Residential Trust (“Roseland”), a wholly-owned subsidiary of Mack-Cali Realty Corporation (the “Company”), the general partner of Mack-Cali Realty, L.P. (the “Operating Partnership”), entered into a new employment agreement (the “Tycher Employment Agreement”) with Marshall B. Tycher, which replaces Mr. Tycher’s previous employment agreement dated October 23, 2012 and provides for Mr. Tycher’s continued service as Chairman of Roseland. The Tycher Employment Agreement provides as follows:

•                                          An initial term through December 31, 2019;

•                                          An annual base salary of $800,000;

•                                          A target annual bonus opportunity of one hundred twenty-five percent (125%) of base salary, or $1,000,000, with a threshold bonus opportunity of fifty percent (50%), or $400,000, and a maximum bonus opportunity of two hundred percent (200%), or $1,600,000, to be based on objective performance goals to be established annually by the Compensation Committee;

•                                          Upon a termination on account of death or disability, Mr. Tycher, or his beneficiaries in the case of death, will receive a lump sum payment consisting of accrued and unpaid base salary, expense reimbursement and benefits under the Company’s health and welfare plans through the termination date, any earned but unpaid annual bonus for the previous year, plus a prorated portion of the annual bonus payable for the year of such termination;

•                                          Upon a termination without “cause” (as defined in the Tycher Employment Agreement) or by Mr. Tycher for “good reason” (as defined in the Tycher Employment Agreement) during the term of the Tycher Employment Agreement or thereafter during a “change in control period” (as defined in the Tycher Employment Agreement), subject to Mr. Tycher signing a release in the form attached to the Tycher Employment Agreement, Mr. Tycher will be entitled to the same benefits as in the event of a termination due to death or disability, plus a lump sum cash payment equal to one and one-half (1.5) times the sum of (i) his annual base salary immediately prior to the termination date, and (ii) his target bonus for the year during which termination occurs; and

•                                          At any time on or after July 1, 2018, Mr. Tycher may elect to step down as Chairman of Roseland and continue as non-executive Chairman for a reduced salary of $400,000 annually (the ‘‘Transition’’), provided that any such Transition will not trigger any severance benefits payable under the Tycher Employment Agreement.

Under the Tycher Employment Agreement, Mr. Tycher will be subject to certain restrictive covenants, including non-competition and non-solicitation covenants during his employment with the Company and for two years and one year after termination of employment for the non-competition and non-solicitation covenants, respectively, in circumstances in which he is entitled to receive severance benefits under the Tycher Employment Agreement following the termination of employment.  A copy of the Tycher Employment Agreement is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

10.1	Employment Agreement dated April 26, 2017 by and between Marshall B. Tycher and Roseland Residential Trust.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACK-CALI REALTY CORPORATION

Dated: April 28, 2017	By:	/s/ Gary T. Wagner
Gary T. Wagner
General Counsel and Secretary

MACK-CALI REALTY, L.P.

	By:	Mack-Cali Realty Corporation,
its general partner

Dated: April 28, 2017	By:	/s/ Gary T. Wagner
Gary T. Wagner
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement dated April 26, 2017 by and between Marshall B. Tycher and Roseland Residential Trust.